                                                                   Exhibit 4.05

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- -------------------------------------------------------------------------------


                      ADELPHIA COMMUNICATIONS CORPORATION



                    9-1/2% Senior Pay-In-Kind Notes Due 2004


                             Series A and Series B



                                   INDENTURE



                         Dated as of February 22, 1994



                        BANK OF MONTREAL TRUST COMPANY,
                                    Trustee



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

                             CROSS-REFERENCE TABLE

  TIA                                                             Indenture
 Section                                                           Section

310(a)(1)......................................................  7.10
   (a)(2)......................................................  7.10
   (a)(3)......................................................  N.A.
   (a)(4)......................................................  N.A.
   (b).........................................................  7.08;7.10;11.02
   (b)(1)......................................................  7.10
   (b)(9)......................................................  7.10
   (c).........................................................  N.A.
311(a).........................................................  7.11
   (b).........................................................  7.11
   (c).........................................................  N.A.
312(a).........................................................  2.05
   (b).........................................................  11.03
   (c).........................................................  11.03
313(a).........................................................  7.06
   (b)(1)......................................................  7.06
   (b)(2)......................................................  7.06
   (c).........................................................  7.06, 11.02
   (d).........................................................  7.06
314(a).........................................................  4.02;11.02
   (b).........................................................  N.A.
   (c)(1)......................................................  11.04;11.05
   (c)(2)......................................................  11.04;11.05
   (c)(3)......................................................  N.A.
   (d).........................................................  N.A.
   (e).........................................................  11.05
   (f).........................................................  N.A.
315(a).........................................................  7.01;7.02
   (b).........................................................  7.05;11.02
   (c).......................................................... 7.01
   (d).........................................................  6.05;7.01;7.02
   (e).........................................................  6.11
316(a) (last sentence).........................................  11.06
   (a)(1)(A)...................................................  6.05
   (a)(1)(B)...................................................  6.04
   (a)(2)......................................................  8.02
   (b).........................................................  6.07
317(a)(1)......................................................  6.08
   (a)(2)......................................................  6.09
   (b).........................................................  2.04
318(a).........................................................  11.01

                           N.A. means Not Applicable
- ----------------

  Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE 1        DEFINITIONS AND INCORPORATION BY REFERENCE                 1

Section 1.01.    Definitions.........................................       1
Section 1.02.    Other Definitions...................................      25
Section 1.03.    Incorporation by Reference of Trust Indenture Act...      26
Section 1.04.    Rules of Construction...............................      26
Section 1.05.    Acts of Holders.....................................      27

ARTICLE 2      THE NOTES.............................................      28

Section 2.01.    Dating; Incorporation of Form
                 in Indenture........................................      28
Section 2.02.    Execution and Authentication........................      30
Section 2.03.    Registrar and Paying Agent..........................      31
Section 2.04.    Paying Agent to Hold Money in Trust.................      32
Section 2.05.    Noteholder Lists....................................      33
Section 2.06.    Transfer and Exchange...............................      33
Section 2.07.    Replacement Notes...................................      34
Section 2.08.    Outstanding Notes...................................      35
Section 2.09.    Temporary Notes.....................................      36
Section 2.10.    Cancellation........................................      36
Section 2.11.    Defaulted Interest..................................      37
Section 2.12.    Effective Registration..............................      37
Section 2.13.    Book Entry Provisions for Global Notes..............      38
Section 2.14.    Special Transfer Provisions for
                 Series A Notes......................................      41
Section 2.15.    Payment of Interest.................................      45

ARTICLE 3      REDEMPTION............................................      46

Section 3.01.    Right of Redemption.................................      46
Section 3.02.    Notices to Trustee..................................      46
Section 3.03.    Selection by Trustee of Notes
                 to be Redeemed......................................      46
Section 3.04.    Notice of Redemption................................      47
Section 3.05.    Effect of Notice of Redemption......................      48
Section 3.06.    Deposit of Redemption Price.........................      48
Section 3.07.    Notes Redeemed in Part..............................      49

ARTICLE 4      COVENANTS.............................................      49

Section 4.01.    Payment of Notes....................................      49
Section 4.02.    SEC Reports.........................................      49
Section 4.03.    Waiver of Stay, Extension or Usury Laws.............      50
Section 4.04.    Limitation on Transactions with
                 Affiliates..........................................      50
Section 4.05.    Limitation on Indebtedness..........................      52
Section 4.06.    Limitation on Restricted Payments...................      53
Section 4.07.    Reports to Holders..................................      53
Section 4.08.    Notice of Defaults Or Events of Default.............      54

                                                                          Page
                                                                          ----
Section 4.09.    Compliance Certificates.............................      55
Section 4.10.    Covenant to Secure Notes Equally....................      55
Section 4.11.    Limitation on Investment in Affiliates
                 and Unrestricted Subsidiaries.......................      56
Section 4.12.    Limitation on Sale of Assets........................      56
Section 4.13.    Change of Control Offer.............................      57

ARTICLE 5      SUCCESSOR CORPORATION.................................      62

Section 5.01.    Mergers and Consolidations..........................      62
Section 5.02.    Successor Person Substituted........................      63

ARTICLE 6      DEFAULTS AND REMEDIES.................................      64

Section 6.01.    Events of Default...................................      64
Section 6.02.    Acceleration........................................      67
Section 6.03.    Other Remedies......................................      68
Section 6.04.    Waiver of Past Defaults and
                 Events of Default...................................      69
Section 6.05.    Control by Majority.................................      69
Section 6.06.    Limitation on Suits.................................      70
Section 6.07.    Rights of Holders to Receive Payment................      71
Section 6.08.    Collection Suit by Trustee..........................      71
Section 6.09.    Trustee May File Proofs of Claim....................      71
Section 6.10.    Priorities..........................................      73
Section 6.11.    Undertaking for Costs...............................      73

ARTICLE 7      TRUSTEE...............................................      74

Section 7.01.    Duties of Trustee...................................      74
Section 7.02.    Rights of Trustee...................................      76
Section 7.03.    Individual Rights of Trustee........................      77
Section 7.04.    Trustee's Disclaimer................................      78
Section 7.05.    Notice of Defaults..................................      78
Section 7.06.    Reports by Trustee to Holders.......................      78
Section 7.07.    Compensation and Indemnity..........................      79
Section 7.08.    Replacement of Trustee..............................      81
Section 7.09.    Successor Trustee by Consolidation,
                 Merger or Conversion................................      82
Section 7.10.    Eligibility; Disqualification.......................      83
Section 7.11.    Preferential Collection of Claims
                 Against Company.....................................      83
Section 7.12.    Paying Agents.......................................      83

ARTICLE 8      AMENDMENTS, SUPPLEMENTS AND WAIVERS...................      84

Section 8.01.    Without Consent of Holders..........................      84
Section 8.02.    With Consent of Holders.............................      85
Section 8.03.    Compliance with Trust Indenture Act.................      87
Section 8.04.    Revocation and Effect of Consents...................      87
Section 8.05.    Notation on or Exchange of Notes....................      88
Section 8.06.    Trustee to Sign Amendments, etc.....................      89

                                                                          Page
                                                                          ----

ARTICLE 9     SATISFACTION AND DISCHARGE OF INDENTURE:
              UNCLAIMED MONEYS.......................................      89

Section 9.01.    Satisfaction and Discharge of Indenture.............      89
Section 9.02.    Funds Deposited for Payment of Notes................      91
Section 9.03.    Moneys Held by Paying Agent.........................      91
Section 9.04.    Moneys Held by Trustee..............................      92
Section 9.05.    Reinstatement.......................................      93

ARTICLE 10     DEFEASANCE AND COVENANT DEFEASANCE....................      94
Section 10.01.   Applicability of Article; Company Option
                 to Effect Defeasance................................      94
Section 10.02.   Defeasance and Discharge............................      95
Section 10.03.   Covenant Defeasance.................................      95
Section 10.04.   Conditions to Defeasance or Covenant
                 Defeasance..........................................      96
Section 10.05.   Deposited Money and U.S. Government
                 Obligations to be Held in Trust; Other
                 Miscellaneous Provisions............................      99
Section 10.06.   Reinstatement.......................................     100

ARTICLE 11      MISCELLANEOUS........................................     101

Section 11.01.    Trust Indenture Act Controls.......................     101
Section 11.02.    Notices............................................     101
Section 11.03.    Communications by Holders with
                  Other Holders......................................     102
Section 11.04.    Certificate and Opinion as to Conditions
                  Precedent..........................................     103
Section 11.05.    Statements Required in Certificate and
                  Opinion............................................     103
Section 11.06.    When Treasury Notes Disregarded....................     104
Section 11.07.    Rules by Trustee and Agents........................     105
Section 11.08.    Business Days; Legal Holidays......................     105
Section 11.09.    Governing Law......................................     105
Section 11.10.    No Adverse Interpretation of Other
                  Agreements.........................................     105
Section 11.11.    No Recourse against Others.........................     106
Section 11.12.    Successors.........................................     107
Section 11.13.    Multiple Counterparts..............................     107
Section 11.14.    Table of Contents, Headings, etc...................     107
Section 11.15.    Separability.......................................     107

         THIS INDENTURE, dated as of February 22, 1994, between ADELPHIA COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), and BANK OF MONTREAL TRUST COMPANY, a trust company organized under the laws of the State of New York (the "Trustee").

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01.   Definitions.
                -----------
         "Act", when used with respect to any Holder, has the meaning specified in Section 1.05 hereof.

         "Additional Notes" has the meaning specified in Section 2.15 hereof.

         "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 10% or more of any class of the voting Capital Stock of the Company, or (iii) of which 10% or more of the voting Capital Stock is beneficially owned or held by the Company, a Restricted Subsidiary or an Unrestricted Subsidiary of the Company. Without limitation, an Affiliate also includes any director or executive officer of the Company. As used herein, "Affiliate" shall not include a Restricted Subsidiary.

         "Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands. See Section 2.03 hereof.

         "Aggregate Excess Restricted Investments" means for any fiscal quarter the aggregate of Excess Restricted Investments with respect to the Restricted Investments in all of the Unrestricted Subsidiaries and Affiliates of the Company.

         "Allowable Securities" means (i) cash equivalents, (ii) common or preferred Capital Stock in a Person which (x) has Investment Grade Senior Debt or (y) whose ratio of Indebtedness plus Preferred Stock to Annualized Pro Forma EBITDA is less than 7.75:1, or (iii) debt securities issued by a Person which
(x) has Investment Grade Senior Debt or (y) whose Leverage Ratio is less than 7.75:1, provided that the securities in (ii)(y) and (iii)(y) above shall only be deemed to be Allowable Securities if the principal business of the Person is owning and operating cable television systems.

         "Annualized Pro Forma EBITDA" means, with respect to any Person, (i) such Person's Pro Forma EBITDA for the latest fiscal quarter multiplied by four, minus (ii) in the case of the Company only, the Company's Aggregate Excess Restricted Investments for such fiscal quarter.

         "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary or (c) all or substantially all of the assets of a Company system or part thereof serving at least 5,000 basic subscribers, a division, line of business or comparable business segment of the Company or any Restricted Subsidiary.

         "Board of Directors" means the board of directors of the Company or any committee authorized to act therefor.

         "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

         "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right or other interest in the nature of any equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

         "Capital Stock Sale Proceeds" means the aggregate net sale proceeds (including the fair market value of property, other than cash, as determined by an independent appraisal firm) received by the Company from the issue or sale (other than to a Subsidiary) by the Company of any class of its Capital Stock on or after January 1, 1993 (including Capital Stock of the Company issued after January 1, 1993 upon conversion of or in exchange for other securities of the Company).

         "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with

GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Change of Control" means such time as (i) (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Rigas Family and its affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power required to elect or designate for election a majority of the Board of Directors and attaching to the then outstanding voting Capital Stock of the Company and (b) the Rigas Family, together with its affiliates, is not at such time the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power required to elect or designate for election a majority of the Board of Directors and attaching to the then outstanding voting Capital Stock of the Company, or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or approved by the Rigas Family and its affiliates at a time when they had the right or ability by voting right, contract or otherwise to elect or designate for election a majority of the Board of Directors) cease for any reason to constitute a majority of the directors then in office.

         "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

         "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotations system but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reporting closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

         "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, with respect to dividends, distributions or liquidation proceeds of such Person, to shares of Capital Stock of any other class of such Person.

         "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor and any other obligor on the Notes.

         "Company Request" means any written request signed in the name of the Company by the Chairman, the President or a Vice President of the Company and attested to by a Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company.

         "Consolidated Fixed Charge Ratio" means, for any Person, for any period, the ratio of (i) Annualized Pro Forma EBITDA to (ii) Consolidated Interest Expense for such period multiplied by four.

         "Consolidated Interest Expense" means, for any Person, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends and the interest component of rentals in respect of any Capitalized Lease Obligation paid, accrued or scheduled to be paid or accrued by such Person during such period, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP consistently applied.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 77 Water Street, New York, New York 10005.

         "Cumulative Credit" means the sum of (i) Capital Stock Sale Proceeds plus (ii) cumulative EBITDA of the Company from and after January 1, 1993, to the end of the fiscal quarter immediately preceding the date of a proposed Restricted Payment, or, if such cumulative EBITDA for such period is negative, minus the amount by which such cumulative EBITDA is less than zero.

         "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by the Company from January 1, 1993 to the end of the fiscal quarter immediately preceding a proposed Restricted Payment, determined on a consolidated basis in accordance with GAAP.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.
         "Depositary" means the Depository Trust Company and its successors.

         "EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of (i) consolidated net income for such period (exclusive of any gain or loss realized in such period upon an Asset Sale), plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing consolidated net income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing consolidated net income for such period, minus (b) (i) all non-cash items increasing consolidated net income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP consistently applied, except that with respect to the Company, each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only.

         "Equity Event" means a sale by the Company prior to February 15, 1996 of its Capital Stock to a Strategic Equity Investor in a single transaction for an aggregate purchase price equal to or exceeding $100 million.

         "Excess Restricted Investment" means, with respect to any particular Unrestricted Subsidiary or Affiliate of the Company for a fiscal quarter, the lesser of the amounts described in the following clauses (i) and (ii), or if such amounts are equal, such amount:

          (i) the aggregate amount of any Restricted Investments (other than the Initial Investment) made by the Company or any Restricted Subsidiary with respect to such Unrestricted Subsidiary or Affiliate after the date of the Indenture and during the twelve-month period ending on the last day of such fiscal quarter;

          (ii) cash income received during such quarter by the Company with respect to its Restricted Investments in such Unrestricted Subsidiary or Affiliate multiplied by four;

and provided that cash income from a particular Restricted Investment shall be included only (x) if cash income has been received by the Company with respect to such Restricted Investment during each of the previous two fiscal quarters, or (y) if the cash income derived from such Restricted Investment is attributable to Allowable Securities.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Offer" means the Exchange Offer as defined in the Registration Rights Agreement.

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

         "Global Note" means a Note that evidences all or part of a Note and is authenticated and delivered to, and registered in the name of, the Depositary for such Note or a nominee thereof.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

         "Indebtedness" means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute subscriber advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guaranties of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) in the case of the Company, Preferred Stock of Restricted Subsidiaries and (v) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing. Notwithstanding the foregoing, Indebtedness shall not include any interest or accrued interest until due and payable.

         "Indenture" means this indenture as amended, restated or supplemented from time to time.

         "Initial Investment" means the Restricted Investment in a Person made by the Company or a Restricted Subsidiary that first results in such Person becoming an Unrestricted Subsidiary or Affiliate of the Company, except that in the case of Olympus, "Initial Investment" shall mean any Restricted Investment made in Olympus since the date hereof, but only to the extent that such Restricted Investment when aggregated with the other Restricted Investments made in Olympus since such date does not exceed $25,000,000.

         "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

         "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

         "Investment Grade Senior Debt" means, with respect to any Person, Indebtedness of such Person which has been rated with an investment grade rating by Moody's or Standard & Poor's Corporation.

         "Leverage Ratio" is defined as the ratio of (i) the outstanding Indebtedness of a Person and its Subsidiaries (or in the case of the Company, its Restricted Subsidiaries) divided by (ii) the Annualized Pro Forma EBITDA of such Person.

         "Lien" means with respect to any property or assets of the Company (it being understood that for the purposes of this definition property or assets of the Company do not include property or assets of any Subsidiary of the Company) any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sale, or other title retention agreement having substantially the same economic effect as any of the foregoing) except for (i) liens for taxes, assessments or governmental charges or levies on property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings; (ii) liens imposed by law such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or obligations that are being contested in good faith and by appropriate proceedings; (iii) other liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character; or (v) liens arising upon entry of a confession of judgment in Pennsylvania courts in connection with borrowings not in excess of $1,000,000 in the aggregate.

         "Notes" means the securities (including any Additional Notes) that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers. See Sections 11.04 and 11.05 hereof.

         "Olympus" means Olympus Communications, L.P., a Delaware limited partnership.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 11.04 and 11.05 hereof.

         "Permitted Investments" means, for any Person, Restricted
Investments made on or after the date hereof consisting of (i) advances for less than one year issued in the ordinary course of business for working capital purposes or for the purchase of property, plant and equipment in an amount not to exceed $5,000,000 in the aggregate outstanding and, (ii) with respect to a Restricted Investment in Olympus, $25,000,000 plus the aggregate amount of cash income received by the Company from Olympus, minus the aggregate amount of all Restricted Investments made since the date hereof with respect to Olympus, (iii) $20,000,000 plus the cash proceeds from the sale or redemption of, or income from, any Restricted Investments made on or after the date hereof, minus the aggregate amount of all Restricted Investments (excluding Restricted Investments made with respect to Olympus) since the date hereof,
(iv) non-cash Restricted Investments made with the non-cash proceeds from the sale or redemption of, or income from, any Restricted Investments, or (v) an amount which, at the time of such Restricted Investment, does not exceed the amount of Restricted Payments that could then be made by the Company and its Restricted Subsidiaries under Section 4.06; provided further that no Restricted Investments may be made under subsections (ii),
(iii), (iv) or (v) of this paragraph unless after giving pro forma effect to such Restricted Investment the Company could incur $1 of debt under the first paragraph of Section 4.05.

         "Permitted Refinancing Indebtedness" means any renewals, extensions, substitutions, refinancings or replacements of any Indebtedness, including any successive extensions, renewals, substitutions, refinancings or replacements so long as (i) the aggregate amount of Indebtedness represented thereby is not increased by such renewal, extension, substitution, refinancing or replacement,
(ii) in the case of Indebtedness of the Company, the average life and the date such Indebtedness is scheduled to mature is not shortened and (iii) in the case of Indebtedness of the Company, the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being extended, renewed, substituted, refinanced or replaced.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

         "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

         "Pro Forma EBITDA" means for any Person, for any period, the EBITDA of such Person, as determined on a consolidated basis in accordance with GAAP consistently applied after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business; and provided further that with respect to the Company, all of the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to a "Restricted Subsidiary" or "Restricted Subsidiaries" of the Company.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Rating Date" means the date which is 90 days prior to the earlier of
(i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

         "Rating Decline" means the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by Moody's or Standard & Poor's Corporation): (a) in the event the Notes are rated by either Moody's or Standard & Poor's Corporation on the Rating Date as Investment Grade Senior Debt, the rating of the Notes by both Moody's and Standard & Poor's Corporation shall be below Investment Grade Senior Debt; or (b) in the event the Notes are rated below Investment Grade Senior Debt by both Moody's and Standard & Poor's Corporation on the Rating Date, the rating of the Notes by either Moody's or Standard & Poor's Corporation shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

         "Redeemable Dividend" means, for any dividend with regard to Redeemable Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Redeemable Stock.

         "Redeemable Stock" means with respect to any Person, any Capital Stock that by its terms or otherwise is required to be redeemed or is redeemable at the option of the holder at any time prior to the maturity of the Notes.

         "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 22, 1994, by and between the Company and Salomon Brothers Inc with respect to the Notes.

         "Restricted Investment" means any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (excluding, however, accrued and unpaid interest in respect of any advance, loan or other extension of credit) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), any purchase or ownership of any stocks, bonds, notes, debentures or other securities (including, without limitation, any interests in any partnership or joint venture) of, or any bank accounts with or guarantee of any Indebtedness or other obligations of, any Unrestricted Subsidiary or Affiliate of the Company.

         "Restricted Payment" means (i) any dividend or distribution (whether made in cash, property or securities), on or with respect to any shares of Capital Stock of the Company or

Capital Stock of any Subsidiary which is consolidated with the Company in accordance with GAAP consistently applied, except for any dividend or distribution which is made solely to the Company or another Subsidiary or dividends or distributions payable solely in shares of Common Stock of the Company, or (ii) any redemption, repurchase, retirement or other direct or indirect acquisition of (a) Indebtedness of the Company which is subordinate in right of payment to the Notes, except, within one year of or on the original maturity date (August 15, 1996) of the Company's 13% Senior Subordinated Notes Due 1996, without regard to any subsequent extension of such maturity date, or prior to such original maturity date (August 15, 1996), by exchange for or out of the proceeds of the substantially concurrent issuance of Permitted Refinancing Indebtedness or from the proceeds of a sale of Capital Stock by the Company, or (b) shares of Capital Stock of the Company or any warrants, rights or options to directly or indirectly purchase or acquire any such Capital Stock of the Company or any securities exchangeable for or convertible into any such shares, other than options issued or shares purchased or granted under the Company's Stock Option Plan of 1986 or the Company's Restricted Stock Bonus Plan, from any employee of the Company or any of its Subsidiaries who, together with any Person that, directly or indirectly, controls (other than by virtue of being directly or indirectly the employer of such employee), is controlled by or is under common control with such employee, owns less than 1% of the outstanding Capital Stock of the Company, except for the purchase, redemption, retirement or other acquisition of any shares of the Company's Capital Stock by exchange for, or out of the proceeds of the substantially concurrent sale of, other shares of its Capital Stock other than any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to July 15, 2000.

         "Restricted Subsidiary" means (a) any Subsidiary of the Company, whether existing on or after the date of this Indenture, unless such Subsidiary is an Unrestricted Subsidiary or shall have been classified as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors and (b) an Unrestricted Subsidiary which is reclassified as a Restricted Subsidiary by a resolution adopted by the Board of Directors, provided that on and after the date of such reclassification such Unrestricted Subsidiary shall not incur Indebtedness other than that permitted to be incurred by a Restricted Subsidiary under the provisions of this Indenture.

         "Rigas Family" means collectively John J. Rigas and members of his immediate family, any of their respective spouses, estates, lineal descendants, heirs, executors, personal representatives, administrators, trusts for any of their benefit and charitable foundations to which shares of the

Company's Capital Stock beneficially owned by any of the foregoing have been transferred.

         "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Notes" and "Series B Notes" mean the Notes of such Series as described and in the forms contemplated herein, and as authenticated and issued under this Indenture.

         "Strategic Equity Investor" means, with respect to any sale of the

Company's Capital Stock, any Person engaged in the telecommunications business which, both as of the Trading Day, with respect to any class of such Person's Capital Stock, immediately before the day of such sale and the Trading Day, with respect to any class of such Person's Capital Stock, immediately after the day of such sale, has a Total Market Capitalization of at least $2 billion and the long-term senior debt of which is rated BBB- or above by Standard & Poor's Corporation and Baa3 or above by Moody's, after giving effect to such Person's purchase of the Company's Capital Stock on a pro forma basis. In calculating Total Market Capitalization for the purpose of this definition, the consolidated Indebtedness of such Person, solely when calculated as of the Trading Day, with respect to any class of such Person's Capital Stock, immediately after the day of such sale, will be calculated after giving effect to such sale (including any Indebtedness incurred in connection with such sale) and the average Closing Price of the Common Stock of such Person, solely when calculated as of the Trading Day, with respect to any class of such Person's Capital Stock, immediately after the day of such sale shall be deemed to be the Closing Price of such Common Stock on such Trading Day, subject to the last sentence of the definition of "Total Market Capitalization."

         "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise, if in accordance with GAAP such entity is consolidated with such Person for financial statement purposes.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections77aaa- 77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

         "Total Market Capitalization" of any Person means, as of any day of determination (and as modified for purposes of the definition of "Strategic Equity Investor"), the sum of (1) the consolidated Indebtedness of such Person and its Subsidiaries on such day, plus (2) the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day, plus (3) the liquidation value of any outstanding shares of Preferred Stock of such Person on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (2) of the preceding sentence shall be determined by the Board of Directors in good faith and evidenced by a Board Resolution.

         "Trading Day" means, with respect to a security listed or admitted to trading on a securities exchange or automated quotation system, a day on which such exchange or system is open for a full day of trading, and with respect to a security not so listed or admitted to trading, a day on which such security has traded at least once.

         "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.
         "Trust Officer" means any officer or assistant officer of the Trustee.

         "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such
                         --------
custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

         "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified after the date of this Indenture as an Unrestricted Subsidiary by a resolution adopted by the Board of

Directors; provided that a Subsidiary organized or acquired after the date of this Indenture may be so classified as an Unrestricted Subsidiary only if immediately after the date of such classification, any investment by the Company and its Restricted Subsidiaries in any such Subsidiary made at the time of the organization or acquisition of such Subsidiary would be a Restricted Investment permissible under this Indenture. The Trustee shall be given prompt notice by the Company of each resolution adopted by its Board of Directors under this provision, together with a copy of each such resolution adopted.

Section 1.02.    Other Definitions.
                 ------------------

         The definitions of the following terms may be found in the sections indicated as follows:

            Term                           Defined in Section

      "Act".......................                1.05
      "Agent Members".............                2.13
      "Bankruptcy Law"............                6.01
      "Business Day"..............               11.08
      "Certificated Notes"........                2.01
      "Covenant Defeasance".......               10.03
      "Custodian".................                6.01
      "Defeasance"................               10.02
      "Event of Default"..........                6.01
      "Legal Holiday".............               11.08
      "Non-Global Purchasers".....                2.01
      "Paying Agent"..............                2.03
      "Private Placement Legend"..                2.13
      "Registrar".................                2.03
      "Regulation S"..............                2.14
      "Rule 144"..................                2.14
      "Rule 144A".................                2.14


Section 1.03. Incorporation by Reference of Trust Indenture Act.
              -------------------------------------------------

         Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                "Commission" means the SEC.

                "indenture notes" means the Notes.

                "indenture noteholder" means a Noteholder.

                "indenture to be qualified" means this Indenture.

                "indenture trustee" or "institutional trustee" means the Trustee.

                "obligor on the indenture notes" means the Company or any other obligor on the indenture notes.

         All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.04.   Rules of Construction.
                ---------------------
         Unless the context otherwise requires:

                (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

                (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                (3)  "or" is not exclusive;

                (4) words in the singular include the plural, and in the plural include the singular; and

                (5) words used herein implying any gender shall apply to every gender.



Section 1.05.   Acts of Holders.
                ---------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing an agent therefor shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Notes shall be proved by the register of Notes maintained by the Registrar pursuant to Section 2.03 hereof.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                                   ARTICLE 2
                                   THE NOTES
Section 2.01.   Dating; Incorporation of Form in Indenture.
                ------------------------------------------

       The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company may use 'CUSIP' numbers in issuing the Notes. The Board of Directors shall approve the form of the Notes. Each Note shall be dated the date of its authentication which with respect to Additional Notes shall be the Interest Payment Date as to which the Company has elected not to make interest payments in cash.

       Except as otherwise provided herein, Series A Notes shall be issued initially in the form of a Global Note which shall be a global Series A Note in definitive, fully registered form without interest coupons and deposited with the Trustee as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as herein provided. Except as otherwise provided herein, Series B Notes shall be issued initially in the form of a Global Note which shall be a global Series B Note in definitive, fully registered form without interest coupons and deposited with the Trustee as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as herein provided.

       Notes held by purchasers who elect to take physical delivery of their certificates instead of holding their interest through a Global Note ("Non-Global Purchasers") will be issued in fully registered form without interest coupons (the "Certificated Notes").

       The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided.

       Each Certificated Note or Global Note, as the case may be, shall bear the applicable legends and provisions set forth in Exhibit A hereto as indicated therein with respect to Series A Notes and Series B Notes, respectively.

       On the certificates representing the Notes, the Series A Notes shall have the title "9-1/2% Senior Pay-In-Kind Notes Due 2004, Series A" and the Series B Notes shall have the title "9-1/2% Senior Pay-In-Kind Notes Due 2004, Series B."

Section 2.02.  Execution and Authentication.
               ----------------------------

       The Notes shall be executed on behalf of the Company by the Chairman of the Board, the President, any Vice President or the Treasurer of the Company and attested by the Secretary or an Assistant Secretary of the Company. Such signatures may be either manual or facsimile. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

       If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

       A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

       The Trustee or an authenticating agent shall authenticate
Notes for original issue and, at the option of the

Company pursuant to Section 2.15 hereof, Additional Notes to pay interest on the Notes, upon a written order of the Company signed by two Officers. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $150,000,000, except for Additional Notes and Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.06, 2.07, 2.09, 2.12, 8.05 and 4.13. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof. The Notes shall be issuable only in registered form as provided for herein without coupons.

       The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate.

Section 2.03.  Registrar and Paying Agent.
               --------------------------

       The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency located in the Borough of Manhattan, City of New York, State of New York where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. Neither the Company nor any Affiliate may act as Paying Agent.

       The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04.  Paying Agent to Hold Money in Trust.
               -----------------------------------

       On or before each due date of the principal of, premium, if any, and interest on any Notes, the Company shall deposit with the Paying Agent money (or, if on or prior to February 15, 1999, with respect to the payment of interest only, at the Company's option, Additional Notes) sufficient to pay such principal, premium and interest so becoming due. The Company at any time may require a Paying Agent to pay all money and Additional Notes held by it to the Trustee and the Trustee may at any time during the continuance of any payment Default, upon written request to a

Paying Agent, require such Paying Agent to forthwith pay to the Trustee all money and Additional Notes so held in trust by such Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the money or such Additional Notes.

Section 2.05.  Noteholder Lists.
               ----------------

       The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each March 15 and September 15 in each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06.  Transfer and Exchange.
               ---------------------

       When a Note is presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested if the requirements of applicable law are met and, when Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer duly executed by the Holder thereof or his attorney duly authorized in writing, and shall be accompanied by such other requested certifications or documentation, all in form satisfactory to the Company and the Registrar. To permit transfers and exchanges, upon surrender of any Note for registration of transfer at the office or agency maintained pursuant to Section 2.03 hereof, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. Except for an exchange described in Section 2.12, the Trustee shall, in each case of a Note surrendered for registration of transfer or exchange, authenticate and deliver Notes of the same series to the designated transferee or Holder making the exchange. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Sections 2.09, 3.07 or 8.05 hereof. The Trustee shall not be required to register transfers of Notes or to exchange Notes for a period of 15 days before selection of Notes to be redeemed. The Trustee shall not be required to exchange or register transfers of any Notes called or being called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 2.07.  Replacement Notes.
               -----------------

       If a mutilated Note is surrendered to the Trustee or if the Holder of a Note presents evidence to the satisfaction of the

Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof. The Company may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company.

Section 2.08.  Outstanding Notes.
               -----------------

       Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

       If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser.

       If a Paying Agent holds on a Redemption Date or maturity date money sufficient to pay the principal of, premium, if any, and accrued interest on Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

       Subject to Section 11.06, a Note does not cease to be outstanding solely because the Company or an Affiliate holds the Note.

Section 2.09.  Temporary Notes.
               ---------------

       Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes presented to it.

Section 2.10.  Cancellation.
               ------------

       The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel and destroy all Notes surrendered for transfer, exchange, payment or cancellation and deliver a certificate of destruction to the Company unless the Company instructs the Trustee in writing to deliver the Notes to the Company. Subject to Section 2.07 hereof, the Company may not issue new Notes to replace Notes in respect of which it has previously paid all principal, premium and interest accrued thereon, or delivered to the Trustee for cancellation.

Section 2.11.  Defaulted Interest.
               ------------------

       If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent either money or, for any default on interest on the Notes payable on or before February 15, 1999, Additional Notes sufficient to pay, the defaulted amounts, plus any interest payable on defaulted amounts pursuant to Section 4.01 hereof, to the Persons who are Noteholders on a subsequent special record date. The Company shall fix the special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Noteholder at his address as it appears on the Note register maintained by the Registrar a notice that states the special record date, the payment date (which shall be not less than five nor more than ten days after the special record date), and the amount to be paid. In lieu of the foregoing procedures, the Company may pay defaulted interest in any other lawful manner satisfactory to the Trustee.

Section 2.12.  Effective Registration.
              ----------------------

       In the event that the Company delivers to the Trustee a copy of an Officers' Certificate certifying that a registration statement under the Securities Act with respect to the Exchange Offer has been declared effective by the Commission, and that the Company has offered Series B Notes to the Holders of Series A Notes in accordance with the Exchange Offer, upon request of any Holder, the Trustee shall exchange such Holder's Series A Notes for Series B Notes upon the terms set forth in the Exchange Offer.

Section 2.13.  Book Entry Provisions for Global Notes.
               --------------------------------------

          (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Exhibit A.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under a Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder or beneficial owner of any Note.

          (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.14 hereof, provided that each beneficial owner of an interest in a Global Note with respect to the Series A Notes (including Agent Members shown holding such an interest on the Depositary's records and each beneficial owner holding through any such Agent Member) shall be deemed to agree to and shall comply with, and shall give notice to transferees of such beneficial interest of, the provisions and restrictions set forth in the legend regarding transfer restrictions applicable to Series A Notes set forth in Exhibit A (the "Private Placement Legend") and the transferee of any such beneficial interest shall have and be deemed to have made the applicable representations and agreements set forth in Section 2.14(a)(i) hereof to the same extent as if such beneficial interest were represented by a Certificated Note.
Beneficial owners may obtain Certificated Notes in exchange for their beneficial interests in a Global Note upon request in accordance with the Depositary's and the Registrar's procedures and the provisions of this Indenture. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

          (c) In connection with any transfer of a portion of the beneficial interest in a Global Note to a beneficial owner in exchange for a Certificated Note pursuant to paragraph (b), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

          (d) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Certificated Notes.

          (e) Any Certificated Note with respect to a Series A Note delivered in exchange for an interest in a Global Note pursuant to paragraphs (b) or (c) shall bear the Private Placement Legend.

          (f) The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.14. Special Transfer Provisions for Series A Notes.
              ----------------------------------------------

          (a)        Transfers.  The following provisions shall apply with
                     ---------
respect to the registration of any proposed transfer of a Series A Note:

                          (i) If the Series A Note to be transferred consists of Certificated Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Series A Note stating, or has otherwise advised the Company and the Registrar in writing, that (x) the transfer has been made in compliance with the provisions of Rule 144A under the Securities Act ("Rule 144A") to a transferee who, in either case, by purchasing or otherwise acquiring the Note shall have and shall be deemed to have represented and agreed that it is purchasing the Series A Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and that it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A, (y) the transfer has been made in an offshore transaction in accordance with all requirements and provisions of Regulation S under the Securities Act ("Regulation S") to a transferee who, in either case, by purchasing or otherwise acquiring the Note shall have and shall be deemed to have represented and agreed that it is purchasing the Series A Note for its own account or for an account with respect to which it exercises sole investment discretion and that it and any such account have complied, and the purchase or other acquisition is in compliance with, all requirements and provisions of Regulation S, or (z) the transfer has been made in accordance with Rule 144 under the Securities Act ("Rule 144"); in each case such transfer shall be accompanied by such additional documentation or certifications as shall be requested by the Company or the Registrar.

                          (ii) If the proposed transferee is an Agent Member, and the Series A Note to be transferred consists of Certificated Notes, upon receipt by the Registrar of (x) the documents or certifications, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall cancel the Certificated Note so transferred.

                          (iii) If the proposed transferor is an Agent Member holding a beneficial interest in a Series A Note represented by the Global Note and the interest to be transferred is to be exchanged for a Certificated Note, upon receipt by the Registrar of (x) the documents or certifications, if any, required by paragraph (i) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

          (b)        Private Placement Legend.  Upon the transfer, exchange or
                     ------------------------
replacement of Series A Notes not bearing the Private Placement Legend, the Registrar shall, except in the case of an exchange described in Section 2.12 hereof, deliver Series A Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Series A Notes bearing the Private Placement Legend, the Registrar shall, except in the case of an exchange described in Section 2.12 hereof, deliver only Series A Notes that bear the Private Placement Legend unless the requested transfer is at least three years after the original issuance of the Series A Notes, as such period may be extended by applicable law pursuant to Rule 144.

          (c)        General.  By its acceptance of any Series A Note bearing
                     -------
the Private Placement Legend, each Holder of such a Series A Note acknowledges the restrictions on transfer of such Series A Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Series A Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to

Section 2.13 or this Section 2.14. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time.

Section 2.15.  Payment of Interest.
               -------------------

         Through and including February 15, 1999, on each Interest Payment Date, the Company may, at its option and in its sole discretion, in lieu of the payment in whole or in part of interest in cash on the Notes, pay interest on the Notes through the issuance of additional Notes ("Additional Notes") in an aggregate principal amount equal to the amount of interest that would be payable with respect to the Notes, if such interest were paid in cash. After February 15, 1999 the Company shall pay interest on the Notes in cash. The Company shall notify the Trustee in writing of its election to pay interest through the issuance of Additional Notes not less than 10 nor more than 45 days prior to the record date for an Interest Payment Date on which Additional Notes will be issued. On each such Interest Payment Date, the Trustee shall authenticate Additional Notes for original issuance to each Holder on the relevant record
date in the aggregate principal amount required to pay such interest.   Each
Additional Note is an additional obligation of the Company and shall be governed by, and entitled to the benefits of, the Indenture and shall be subject to the terms of the Indenture and shall be pari passu with and subject to the same terms (including the rate of interest from time to time payable thereon) as the Notes (except, as the case may be, with respect to the issuance date and aggregate principal amount).

                                   ARTICLE 3
                                   REDEMPTION

Section 3.01.  Right of Redemption.
               -------------------

         The Notes may be redeemed at the election of the Company, in the amounts, at the times, at the Redemption Prices (together with any accrued and unpaid interest to the Redemption Date) and subject to the conditions specified in the form of Note set forth as Exhibit A hereto.

Section 3.02.  Notices to Trustee.
               ------------------

         If the Company elects to redeem Notes pursuant to Paragraph 6 of the Notes, at least 10 days prior to the date of the notice of redemption described in Section 3.04 in the case of a partial redemption, or at least 5 days prior to the date of the notice of redemption described in Section 3.04 in the case of the redemption of all of the outstanding Notes, the Company shall notify the Trustee in writing of the Redemption Date and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in Paragraph 6 of the Notes.

Section 3.03.  Selection by Trustee of Notes to be Redeemed.
               --------------------------------------------

         In the event that less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, on either a pro rata basis or by lot, or such other method as it shall deem fair and equitable. The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.04.  Notice of Redemption.
               --------------------

         At least 30 days, and no more than 60 days, before a Redemption Date, and in the case of redemption as a result of an Equity Event no more than 30 days after (and not before) the Equity Event, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.03 hereof.

         The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:
         (1)  the Redemption Date;

         (2)  the redemption price;

         (3)  the name and address of the Paying Agent;

         (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (5) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date; and

         (6) that no representation is made as to the correctness or accuracy of the CUSIP numbers listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

Section 3.05.  Effect of Notice of Redemption.
               ------------------------------

         Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date.

Section 3.06.  Deposit of Redemption Price.
               ---------------------------

         On or before the Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of, including any premium, plus accrued interest to the Redemption Date (which interest must be paid in cash) on, all Notes to be redeemed on the Redemption Date.

Section 3.07.  Notes Redeemed in Part.
               ----------------------

         Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE 4
                                   COVENANTS
Section 4.01.   Payment of Notes.
                ----------------

         The Company shall pay the principal of, premium, if any, and all interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money and/or Additional Notes, if applicable, designated for and sufficient to pay such installment.

         The Company will pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), on overdue premium, if any, and on overdue interest, to the extent lawful, at the rate borne by the Notes.

Section 4.02.   SEC Reports.
                -----------

         The Company shall file with the Trustee, within 15 days after it files with the SEC, copies of the annual reports and of the other information, documents and reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company shall also comply with the other provisions of TIA Section 314(a).

Section 4.03.   Waiver of Stay, Extension or Usury Laws.
                ---------------------------------------

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium on, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.   Limitation on Transactions with Affiliates.
                ------------------------------------------

         The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any transaction with any Affiliate upon terms which would be any less favorable than those obtainable by the Company or a

Restricted Subsidiary of the Company in a comparable arm's-length transaction with a Person which is not an Affiliate. The Company will not, and will not permit any Restricted Subsidiary of the Company to, engage in any transaction (or series of related transactions) involving in the aggregate $1,000,000 or more with any Affiliate except for (i) the making of any Restricted Payment,
(ii) any transaction or series of transactions between the Company and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries (provided that no more than 5% of the equity interest in any of its Restricted Subsidiaries is owned by an Affiliate), and (iii) the payment of compensation (including, without limitation, amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of its Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or fees to be fair consideration therefor; and provided further that for any Asset Sale, or a sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) of an interest in a Restricted Investment, involving an amount greater than $25,000,000, such Asset Sale or transfer of interest in a Restricted Investment is for fair value as determined by an opinion of a nationally recognized investment bank filed with the Trustee. Notwithstanding the foregoing, this provision shall not prohibit any such transaction which is determined by the independent members of the Board of Directors, in their reasonable, good faith judgment (as evidenced by a Board Resolution filed with the Trustee) to be (a) in the best interests of the Company or such Restricted Subsidiary, and (b) upon terms which would be obtainable by the Company or a Restricted Subsidiary in a comparable arm's-length transaction with a Person which is not an Affiliate.

Section 4.05.   Limitation on Indebtedness.
                --------------------------

         The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly, create, incur, issue, assume or become liable for, contingently or otherwise (collectively an "incurrence"), any Indebtedness (other than the Notes) unless, after giving effect to such incurrence on a pro forma basis, Indebtedness of the Company and its Restricted Subsidiaries, on a consolidated basis, shall not be more than the product of the Annualized Pro Forma EBITDA for the latest fiscal quarter preceding such incurrence for which financial statements are available, multiplied by 8.75.

         Notwithstanding the above, this provision will not limit the incurrence of Indebtedness which is incurred by the Company or its Restricted Subsidiaries for working capital purposes or capital expenditures with respect to plant, property and equipment of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $50,000,000. Further, this

Indenture will not limit Permitted Refinancing Indebtedness, subject to the provisions of Section 4.06.

Section 4.06.   Limitation on Restricted Payments.
                ---------------------------------

         So long as any of the Notes remain outstanding, the Company shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment (as defined above) if (a) at the time of such proposed Restricted Payment, a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence of such Restricted Payment, or (b) immediately after giving effect to any such Restricted Payment, the aggregate of all Restricted Payments which shall have been made on or after January 1, 1993 (the amount of any Restricted Payment, if other than cash, to be based upon fair market value as determined in good faith by the Board of Directors whose determination shall be conclusive) would exceed an amount equal to the greater of (i) the sum of $5,000,000 or (ii) the difference between (a) the Cumulative Credit and (b) the sum of the aggregate amount of all Restricted Payments, and all Permitted Investments made pursuant to clause (v) of the definition of "Permitted Investments," made on or after January 1, 1993 plus 1.2 times Cumulative Interest Expense.

Section 4.07.   Reports to Holders.
                ------------------

         The Company will send to the Trustee and to Noteholders, within 15 days after the filing thereof with the SEC, copies of its

Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K; provided, however, that notwithstanding any event which results in the Company being relieved of its obligation to file information, documents and reports with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue, so long as any Note remains outstanding and unpaid, (i) to file with the SEC (at such time as it would be required to file such reports under the Exchange Act), and to send to the Trustee and Noteholders (within 15 days thereafter), quarterly and annual reports and information, documents and other reports substantially equivalent to those it would have been obligated to file if it had remained subject to such sections of the Exchange Act, and (ii) so long as the Notes have not been registered pursuant to the Registration Rights Agreement, upon the request of a Noteholder, to provide information required to be delivered under Rule 144A(d)(4) under the Securities Act to such Noteholder and its prospective purchasers designated by such Noteholder.

Section 4.08.   Notice of Defaults Or Events of Default.
                ---------------------------------------

         In the event that any Default or Event of Default shall occur and be continuing, the Company will, within 10 days of the occurrence thereof, give written notice of such Default or Event of Default to the Trustee.

Section 4.09.   Compliance Certificates.
                -----------------------

         The Company shall deliver to the Trustee on or before 105 days after the end of its fiscal year and on or before 50 days after the end of its second fiscal quarter in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default. If they do know of such a Default or Event of Default, the certificate shall describe such Default or Event of Default and the efforts to remedy or obtain a waiver of the same. The certificate must comply with Section 11.05 hereof.

Section 4.10.   Covenant to Secure Notes Equally.
                --------------------------------

         Except for Liens created or assumed by the Company in connection with the acquisition of real property or equipment to be used by the Company in the operation of its business which do not secure Indebtedness in excess of the purchase price of such real property or equipment, the Company covenants that, if it shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, it will make or cause to be made effective provisions whereby the Notes will be secured by such Lien equally and ratably with all other Indebtedness of the Company secured by such Lien as long as any such other Indebtedness of the Company shall be so secured. The restriction imposed by this covenant shall not apply with respect to a Lien, including a pledge of Capital Stock of a Subsidiary or an Affiliate, to secure

Indebtedness which is an obligation of such Subsidiary or Affiliate and not an obligation of the Company.

Section 4.11. Limitation on Investment in Affiliates and Unrestricted
              -------------------------------------------------------
              Subsidiaries.
              ------------

         After the date of this Indenture, the Company may not, nor will the Company allow any Restricted Subsidiary to, make a Restricted Investment other than by way of Permitted Investments unless pro forma for such Investment the Leverage Ratio of the Company does not exceed 7.75:1.

Section 4.12. Limitation on Sale of Assets.
              ----------------------------

         Neither the Company nor any Restricted Subsidiary of the Company shall sell an asset (including Capital Stock of Restricted Subsidiaries) or reclassify a Restricted Subsidiary existing on the date of the Indenture as an Unrestricted Subsidiary (a "Reclassification") unless (a) in the case of an asset sale, (i) at least 75% of the net proceeds received by the Company or such Restricted Subsidiary is in cash, cash equivalents or common or preferred Capital Stock or debt securities issued by a Person which has Investment Grade Senior Debt and (ii) cash proceeds from the asset sale are used to reduce Indebtedness and such Indebetedness reduction results in the Company's Leverage Ratio being lower pro forma for such asset sale than prior to such asset sale, or (b) in the case of an asset sale or Reclassification, pro forma for such asset sale or Reclassification the Indebtedness of the Company and its Restricted Subsidiaries, on a consolidated basis, shall not be more than
7.75 multiplied by Annualized Pro Forma EBITDA, provided that in no case under either clause (a) or (b) shall the Company undertake an asset sale or Reclassification, if pro forma for such an asset sale or Reclassification the Company and its Restricted Subsidiaries would be the owners of fewer than 75% of the cable systems (measured on the basis of basis subscribers as of the date of this Indenture) owned by the Company and its Restricted Subsidiaries as of the date of this Indenture, provided however, that the Company and its Restricted Subsidiaries may sell additional assets of up to 10% of assets held as the date of this Indenture if the consideration received from such sale is
(i) cash which is used within 12 months to purchase additional systems of equivalent value or (ii) other cable systems of equivalent value.

Section 4.13.  Change of Control Offer.
               -----------------------

         Within 50 days of (i) the proposed occurrence of a Change of Control or
(ii) the occurrence of a Change of Control Triggering Event, the Company shall notify the Trustee in writing of such proposed occurrence or occurrence, as the case may be, and shall make an offer to purchase (the "Change of Control Offer") the Notes at a purchase price equal to 100% of the principal amount thereof plus any accrued and unpaid interest thereon (which interest must be paid in cash) to the Change of Control Payment Date (as hereinafter defined) (the "Change of

Control Purchase Price") in accordance with the procedures set forth in this covenant.

         Within 50 days of (i) the proposed occurrence of a Change of Control or
(ii) the occurrence of a Change of Control Triggering Event, the Company also shall (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (b) send by first-class mail, postage prepaid, to the Trustee and to each Holder, at his address appearing in the register of the Notes maintained by the Registrar, a notice stating:

                (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment, provided that a Change of Control Triggering Event has occurred and otherwise subject to the terms and conditions set forth herein;

                (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 50 days from the date such notice is mailed and no later than 15 days after the date of the corresponding Change of Control Triggering Event) (the "Change of Control Payment Date");

                (3) that any Note not tendered will continue to accrue interest;

                (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                (5) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

                (6) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

               (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

         Notwithstanding any other provision of this covenant, in the case of a notice of a Change of Control Offer that is being furnished by the Company with respect to a proposed Change of Control that has not yet actually occurred, the Company may specify in such notice that Holders shall be required to notify the Company, by a date not earlier than the date (the "Proposed Change of Control Response Date") which is 30 days from the date of such notice, as to whether such Holders will tender their Notes for payment pursuant to the Change of Control Offer and to notify the Company of the principal amount of such Notes to be so tendered (with the failure of any Holder to so notify the Company within such 30-day period to be deemed an election of such Holder not to accept such Change of Control Offer). In such event, the Company shall have the option, to be exercised by a subsequent written notice to be sent, no later than 15 days after the Proposed Change of Control Response Date, to the same Persons to whom the original notice of the Change of Control Offer was sent, to cancel or otherwise effect the termination of the proposed Change of Control and to rescind the related Change of Control Offer, in which case the then outstanding Change of Control Offer shall be deemed to be null and void and of no further effect.

         On the Change of Control Payment Date, the Company shall
(a) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent money sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the Change of Control Purchase Price for such Notes, and the Trustee shall promptly authenticate and mail to such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered.

         There shall be no purchase of any Notes pursuant to this covenant if there has occurred (prior to, on or after, as the case may be, the tender of such Notes pursuant to the Change of Control Offer, by the Holders of such Notes) and is continuing an Event of Default. The Paying Agent will promptly return to the respective Holders thereof any Notes (a) the tender of which has been withdrawn in compliance with the Indenture or (b) held by it during the continuance of an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Notes).

         In the event that the Company is required to make a Change of Control Offer, the Company will comply with all applicable tender offer rules including Rule 14e-1 under the Exchange Act, to the extent applicable.

                                   ARTICLE 5

                             SUCCESSOR CORPORATION

Section 5.01.   Mergers and Consolidations.
                --------------------------

         The Company may not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture, and the obligations under this Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis for the most recent quarter, the pro forma Consolidated Fixed Charge Ratio of the surviving entity shall be at least 1:1; provided that, if the Consolidated Fixed Charge Ratio of the Company for the
- --------
most recent quarter preceding such transaction is within the range set forth in Column A below, then the pro forma Consolidated Fixed

Charge Ratio of the surviving entity after giving effect to such transaction shall be at least equal to the greater of the percentage of the Consolidated Fixed Charge Ratio of the Company for the most recent quarter preceding such transaction set forth in Column B below or the ratio set forth in Column C below:


              A                          B              C
              -                          -              -

      1.1111:1 to 1.4999:1              90%           1.00:1
      1.5 and higher                    80%           1.35:1

and provided, further, that if the pro forma Consolidated Fixed Charge Ratio of
    --------  -------
the surviving entity is 2:1 or more, the calculation in the preceding proviso shall be inapplicable and such transaction shall be deemed to have complied with the requirements of such proviso.

         In connection with any consolidation, merger or transfer contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

Section 5.02.   Successor Person Substituted.
                ----------------------------

         Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

Section 6.01.   Events of Default.
                -----------------

         An "Event of Default" occurs if:

                (1) the Company defaults in the payment of any principal of, or premium, if any, on any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

                (2) the Company defaults in the payment of any interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days;

                (3) the Company defaults in the observance or performance of any other covenant in the Notes or this Indenture for 60 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

                (4) the Company fails to pay when due principal, interest or premium aggregating $10,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary or any such Indebtedness is accelerated, which default shall not be cured or waived or which acceleration shall not be rescinded or annulled, within 10 days after written notice as provided in this Indenture;

                (5) a court of competent jurisdiction enters a final judgment or judgments for the payment of money in excess of $10,000,000 against the Company or any Restricted Subsidiary and such judgment remains undischarged for a period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

                (6) the Company, or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the date of the event described in this clause (6), pursuant to or within the meaning of any Bankruptcy Law:

                     (A)  commences a voluntary case,

                     (B) consents to the entry of an order for relief against it in an involuntary case,

                     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its creditors;

                (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (A) is for relief against the Company, or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree, in an involuntary case,

                     (B) appoints a Custodian of the Company, or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree, or for all or substantially all of its property, or

                     (C) orders the liquidation of the Company, or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree, and the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A Default under clauses (3) and (4) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities notify the Company and the Trustee, of the Default and the Company does not cure the Default within (a) 60 days after receipt of such notice in the case of a Default under clause (3) and (b) 10 days after receipt of such notice in the case of a Default under clause (4). The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If the Holders of at least 25% in principal amount of the outstanding Notes request the Trustee to give such notice on their behalf, the Trustee shall do so.

         Subject to Section 7.05 hereof, the Trustee may withhold notice to the Holders of the Notes of any default (except in payment of principal, premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the Holders of the Notes to do so.

Section 6.02.   Acceleration.
                ------------

         If an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of and premium, if any, on all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration; provided, however that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee and the Company may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest, have been cured or waived. In case an Event of Default specified in Section 6.01(6) or (7) occurs, such amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

Section 6.03.   Other Remedies.
                --------------

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04.   Waiver of Past Defaults and Events of Default.
                ---------------------------------------------

         Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing default or compliance with any provision of this Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in this Indenture.

Section 6.05.   Control by Majority.
                -------------------

         The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed would involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06.   Limitation on Suits.
                -------------------
         Subject to Section 6.07 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:
                (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

                (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

         A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07.   Rights of Holders to Receive Payment.
                ------------------------------------

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest on the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

Section 6.08.   Collection Suit by Trustee.
                --------------------------

         If an Event of Default in payment of principal, premium, if any, or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of unpaid principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.   Trustee May File Proofs of Claim.
                --------------------------------

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee

(including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any Custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee or any predecessor trustee under Section 7.07 hereof.

         To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee or any predecessor Trustee under
Section 7.07 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.10.   Priorities.
                ----------
         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                FIRST: to the Trustee or any predecessor trustee for amounts due under Sections 6.09 and 7.07 hereof;

                SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

                THIRD:  to the Company.
         The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

Section 6.11.   Undertaking for Costs.
                ---------------------

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

                                   ARTICLE 7

                                    TRUSTEE
Section 7.01.   Duties of Trustee.
                -----------------

                (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs.

                (b)    Except during the continuance of an Event of Default:

                   (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                   (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (1)  This paragraph does not limit the effect of paragraph
         (b) of this Section 7.01.

                   (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                   (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                   (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d)        Whether or not therein expressly so provided, paragraphs
(a), (b) and (c) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability, expense or fee.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.   Rights of Trustee.
                -----------------
         Subject to Section 7.01 hereof:

                (1) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05 hereof. The

         Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

                (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

                (5) The Trustee may consult with counsel, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 7.03.   Individual Rights of Trustee.
                ----------------------------

                The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

         Section 7.04.  Trustee's Disclaimer.
                        --------------------

                The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the sale of Notes and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

         Section 7.05.  Notice of Defaults.
                        ------------------

                If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive committee or any trust committee of such board and/or its Trust Officers in good faith determine(s) that withholding the notice is in the interests of the Noteholders.

         Section 7.06.  Reports by Trustee to Holders.
                        -----------------------------

                Within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA section 313(b)(2).

                Reports pursuant to this Section shall be transmitted by mail:

                (1) to all registered Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books;

                (2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

                (3) except in the case of reports pursuant to TIA Section 313(b), to each Noteholder whose name and address is preserved at the time by the Trustee, as provided in Section 2.05.

         A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.
               --------------------------

         The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee for, and hold it harmless against, any loss, liability or reasonable expense incurred by it in connection with the performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity.

         The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the Company's payment obligations in Sections 6.09 and 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. However, in the event that such expenses of administration are disallowed by a final judgment of a court of competent jurisdiction, the expenses thereby, and all other unreimbursed expenses of the Trustee, shall constitute a general unsecured claim of the Trustee against the estate.

         For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 10.

Section 7.08.   Replacement of Trustee.
                ----------------------

         The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee and may appoint a successor Trustee with the Company's written consent. Subject to the provisions of Section 6.11, any Noteholder who has been a bona fide holder of Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee, and the appointment of a successor, if the Trustee fails, after written notice therefor by such Holder, to comply with the provisions of clause (i) of TIA 310(b). The Company may remove the Trustee at its election if:

                (1)  the Trustee fails to comply with Section 7.10 hereof;

                (2)  the Trustee is adjudged a bankrupt or an insolvent;

                (3) a receiver or other public officer takes charge of the Trustee or its property;

                (4)  the Trustee otherwise becomes incapable of acting; or

                (5) a successor corporation becomes successor Trustee pursuant to Section 7.09 below.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

         If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

Section 7.09. Successor Trustee by Consolidation, Merger or Conversion.
              --------------------------------------------------------

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.
               -----------------------------

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least $5,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in
Section 310(b)(1) and the optional provision permitted by the second sentence of TIA Section 310(b)(9).

Section 7.11. Preferential Collection of Claims Against Company.
              -------------------------------------------------

         The Trustee shall comply with TIA 311(a), excluding any creditor relationship listed in TIA 311(b). A Trustee who has resigned or been removed shall be subject to TIA 311(a) to the extent indicated therein.

Section 7.12.   Paying Agents.
                -------------

         The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

                (A) that it will hold all sums held by it as agent for the payment of principal of or premium, if any, on, the Notes and all sums and Additional Notes, if applicable, for the payment of interest on Notes (whether paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes;

                (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums and Additional Notes so held in trust by it; and

                (C)  that it will give the Trustee written notice within three
         (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                   ARTICLE 8

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.   Without Consent of Holders.
                --------------------------
                The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

                (1)  to comply with Section 5.01 hereof;

                (2) to convey, transfer, assign, mortgage or pledge any property to the Trustee and otherwise to comply with Section 4.10 hereof;

                (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; or

                (4) to cure any ambiguity, defect or inconsistency, or to make any other change that does not materially and adversely affect the rights of any Noteholder.

         The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.02.   With Consent of Holders.
                -----------------------

         The Company and the Trustee may modify or supplement this Indenture or the Notes with the written consent of the Holders of at least one-half in principal amount of the outstanding Notes without notice to any Holder. The Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes without notice to any Holder. Subject to Section 8.04, without the consent of each Holder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver to this Indenture or the Notes;

                (2) reduce the rate of interest, or change the time for or permissible method of any payment of interest on any Note;

                (3) reduce the principal of, premium, if any, on, or change the stated maturity of, any Note;

                (4) change the amount or time of any payment required by the Notes or provide for the redemption of the Notes prior to maturity (other than as stated herein);

                (5) waive a default in the payment of the principal of, premium, if any, or interest on, or redemption payment with respect to, any Note;

                (6) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York; or

                (7) make any changes in Sections 6.04, 6.07 hereof or this sentence of Section 8.02.

         After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

         Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03.   Compliance with Trust Indenture Act.
                -----------------------------------
         Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.04.   Revocation and Effect of Consents.
                ---------------------------------

         Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

         After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (7) of Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 8.05.   Notation on or Exchange of Notes.
                --------------------------------

         If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new security that reflects the changed terms.

Section 8.06.   Trustee to Sign Amendments, etc.
                --------------------------------

         The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement until the Board of Directors approves it.

                                   ARTICLE 9

           SATISFACTION AND DISCHARGE OF INDENTURE: UNCLAIMED MONEYS

Section 9.01.   Satisfaction and Discharge of Indenture.
                ---------------------------------------
         If at any time

                (a)  either

                          (i) there shall have been cancelled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.07 hereof, or paid, or Notes for whose payment money has theretofore been deposited in trust with the Trustee); or

                          (ii) all such Notes not theretofore cancelled by the Trustee or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one (1) year, and the Company has deposited or caused to be deposited with the Trustee as trust funds money in the entire amount sufficient to pay at maturity the principal of, premium, if any, and accrued interest on all such Notes not theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

                (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                (c) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; and

                (d) the Company has delivered to the Trustee an Opinion of Counsel stating that the documents and other items that have been or are therewith delivered to the Trustee conform to the requirements of this Indenture, and that, upon the basis of a Company Request and the accompanying documents and items specified in this Section 9.01, all conditions precedent provided for herein relating to the satisfaction and discharge of this

Indenture have been complied with, then, upon Company Request, this Indenture and the rights and interests hereby created shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes), and the Trustee, at the cost and expense of the Company, shall, subject to Section 9.05 hereof, execute and deliver proper instruments acknowledging satisfaction and discharge of this Indenture.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 6.09,
7.07, 7.08, 9.04 and 9.05 shall survive until the Notes are no longer outstanding. Thereafter, the Company's obligations to the Trustee under Sections 7.07, 9.04 and 9.05 hereof shall survive.

Section 9.02.   Funds Deposited for Payment of Notes.
                ------------------------------------

          All moneys deposited with the Trustee pursuant to Section 9.01 hereof shall be held in trust and shall be available for payment when the Notes become due and payable in accordance with their terms, either directly or through any Paying Agent, to the Holders of the particular Notes for the payment of which such moneys have been deposited with the Trustee.

Section 9.03.   Moneys Held by Paying Agent.
                ---------------------------

          In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the

Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.01 hereof, to the Company, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.04.   Moneys Held by Trustee.
                ----------------------

          Any moneys or Additional Notes deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of, premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two (2) years after the date upon which the principal of, premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company upon Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.03 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the

English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company, Noteholders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another person.

Section 9.05.   Reinstatement.
                -------------

          If the Trustee or Paying Agent is unable to apply any money in accordance with Section 9.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.01; provided, however, that if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 10

                       DEFEASANCE AND COVENANT DEFEASANCE

Section 10.01. Applicability of Article; Company Option to Effect Defeasance.
               -------------------------------------------------------------

         The Company may at its option by a Board Resolution at any time, with respect to the Notes elect to have Section 10.02 or Section 10.03 hereof be applied to the outstanding Notes upon compliance with the conditions set forth below in this Article 10.

Section 10.02.  Defeasance and Discharge.
                ------------------------

         Upon the Company's exercise of the option described in Section 10.01 above applicable to this Section with respect to the Notes, the Company shall be deemed to have been discharged from its obligations with respect to the Notes on the date the conditions set forth in Section 10.04 below are satisfied (hereinafter, "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 10.06 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 10.04 hereof and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07 and 2.08 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (D) this
Article 10. Subject to compliance with this Article 10, the Company may exercise its option under this Section 10.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 10.03 below with respect to the Notes.

Section 10.03.  Covenant Defeasance.
                -------------------

         Upon the Company's exercise of the option in Section 10.01 above applicable to this Section with respect to the Notes, the Company shall be released from its obligations under Sections 4.04, 4.05, 4.06, 4.10, 4.11,
4.12 and 4.13, and clause (iii) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section
10.04 below are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 10.04.  Conditions to Defeasance or Covenant Defeasance.
                -----------------------------------------------
         The following shall be the conditions to application of Section 10.02 or Section 10.03 above to the outstanding Notes:

                (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 10 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and accrued interest on the outstanding Notes at the maturity date of such principal or interest;

                (2) no Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                (3) such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;

                (4) such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

                (5) in the case of an election under Section 10.02 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

                (6) in the case of an election under Section 10.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance under Section 10.02 above or the Covenant Defeasance under Section
         10.03 above (as the case may be) have been complied with; and

                (8) the Company shall have delivered to the Trustee an Officers' Certificate stating its intention to effect a Defeasance pursuant to the provisions of this Article 10 at least sixty (60) days prior to such Defeasance.

Section 10.05. Deposited Money and U.S. Government Obligations to be Held in
               -------------------------------------------------------------
               Trust; Other Miscellaneous Provisions.
               -------------------------------------

         All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 10.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 10.04 above or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 10 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company

Request any money or U.S. Government Obligations held by it as provided in
Section 10.04 above which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.

Section 10.06.  Reinstatement.
                -------------

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 10 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 10.01; provided, however,
                                                              --------  -------
that if the Company has made any payment of principal of or accrued interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 11

                                 MISCELLANEOUS

Section 11.01.  Trust Indenture Act Controls.
                ----------------------------

         If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02.  Notices.
                -------

         Any notice or communication shall be given in writing and delivered in person, sent by telex or telephone facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

         If to the Company:

                Adelphia Communications Corporation
                5 West Third Street
                P.O. Box 472
                Coudersport, Pennsylvania  16915
                Attention:  Colin Higgin, Esq.


         Copy to:

                Buchanan Ingersoll Professional Corporation
                58th Floor
                600 Grant Street
                Pittsburgh, Pennsylvania  15219
                Attention:  Carl E. Rothenberger, Jr., Esq.


         If to the Trustee:

                Bank of Montreal Trust Company
                77 Water Street
                New York, New York  10005
                Attention:  Corporate Trust Department

         Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.
         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
         Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address shown on the register kept by the Registrar.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

         In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.03.  Communications by Holders with Other Holders.
                --------------------------------------------

         Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent.
               --------------------------------------------------

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05.  Statements Required in Certificate and Opinion.
                ----------------------------------------------
                Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 11.06.  When Treasury Notes Disregarded.
                -------------------------------

       In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or such obligor shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor upon the Notes or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or such obligor.

Section 11.07.  Rules by Trustee and Agents.
                 ---------------------------
       The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 11.08.  Business Days; Legal Holidays.
                -----------------------------

       A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.09.  Governing Law.
                -------------

       THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 11.10.  No Adverse Interpretation of Other Agreements.
                ---------------------------------------------

       This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 11.11.  No Recourse against Others.
                --------------------------

       No recourse for the payment of the principal of, premium, if any, or accrued interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee or director of the Company or any successor corporation because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

Section 11.12.  Successors.
                ----------

       All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 11.13.  Multiple Counterparts.
                ---------------------
       The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 11.14.  Table of Contents, Headings, etc.
                ---------------------------------
       The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15.  Separability.
                ------------

       Each provision of this Indenture shall be considered separable and, if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           [The rest of this page has been intentionally left blank.]

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, and attested, all as of the date and year first written above.

                                  ADELPHIA COMMUNICATIONS CORPORATION

                                          /s/ James Brown
                                  By:  ______________________________
                                  Name:    James Brown
                                  Title:   VP

ATTEST:


/s/  Colin H. Higgin
____________________________
Name:
Title:   Asst. Sec.


                                  BANK OF MONTREAL TRUST COMPANY,
                                   as Trustee


                                  By:  _____________________________
                                        Name:
                                        Title:

ATTEST:


___________________________

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, and attested, all as of the date and year first written above.

                                  ADELPHIA COMMUNICATIONS CORPORATION


                                  By:  ______________________________
                                  Name:
                                  Title:

ATTEST:


____________________________
Name:
Title:


                                  BANK OF MONTREAL TRUST COMPANY,
                                   as Trustee


                                          /s/ Amy Roberts
                                  By:  _____________________________
                                        Name:  Amy Roberts
                                        Title: Assistant Vice President

ATTEST:

/s/
___________________________

                                                                      EXHIBIT A
                                                                 (FACE OF NOTE)

[Each Global Note shall bear the following legend on the face thereof:]

         Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depository or a nominee of such successor Depository. If DTC is at any time unwilling or unable to continue as a Depository for this certificate and a successor Depository is not appointed by the Company within 90 days, the Company will issue certificated Notes in exchange for this Note [IF NOTE IS GLOBAL NOTE FOR SERIES A NOTES, INSERT: which will bear the legend set forth below].

[EACH SERIES A NOTE AND EACH GLOBAL NOTE FOR SERIES A NOTES SHALL BEAR THE FOLLOWING LEGEND ON THE FACE THEREOF:]

                THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY OF THE LATER OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR THE SALE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) BY THE COMPANY OR AN AFFILIATE OF THE COMPANY (COMPUTED IN ACCORDANCE WITH PARAGRAPH (D) OF RULE 144 UNDER THE SECURITIES ACT) OR (Y) BY AN AFFILIATE OF THE COMPANY OR BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN
         (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT

         OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (O)(2) OF RULE 902 UNDER) REGULATION S OF THE SECURITIES ACT.


[EACH SERIES A NOTE AND EACH GLOBAL NOTE FOR SERIES A NOTES SHALL BEAR THE FOLLOWING LEGEND ON THE FACE THEREOF:]

         For purposes of Section 1275 of the Internal Revenue Code of 1986, as amended, the issue price, the amount of original issue discount, the issue date and the yield to maturity of this Note may be obtained by contacting the Deputy General Counsel of Adelphia Communications Corporation, 5 West Third Street, Coudersport, Pennsylvania 16915.

[THE FORM OF THE FACE OF THE NOTES SHALL BE SUBSTANTIALLY AS FOLLOWS, WITH "SERIES A" INSERTED WHERE INDICATED ON ALL CERTIFICATES REPRESENTING SERIES A NOTES AND "SERIES B" INSERTED WHERE INDICATED ON ALL CERTIFICATES REPRESENTING SERIES B NOTES:]

                                                            CUSIP 006848 AJ 4

                                                            See Reverse for
                                                            Certain Definitions
Number

                      ADELPHIA COMMUNICATIONS CORPORATION

                         9-1/2% SENIOR PAY-IN-KIND NOTE
                       DUE 2004 [, Series A] [, Series B]


         Adelphia Communications Corporation, a corporation organized under the laws of the State of Delaware, promises to pay to ________________________ or registered assigns the principal sum of ____________________________ Dollars, on February 15, 2004.

         Interest Payment Dates:  February 15 and August 15

         Record Dates:  February 1 and August 1

         Additional provisions of this Note are set forth on the other side of this Note.

                             Adelphia Communications Corporation


                             By:____________________________________________



                             By:____________________________________________



Dated:

Certificate of Authentication:
This is one of the 9-1/2% Senior
Pay-In-Kind Notes Due 2004 [, Series A]
[, Series B] referred to in the
within-mentioned Indenture


By: _______________________________
        Authorized Officer

[THE FORM OF THE REVERSE OF THE NOTES SHALL BE SUBSTANTIALLY AS FOLLOWS, WITH "SERIES A" INSERTED WHERE INDICATED ON ALL SERIES A NOTES AND "SERIES B" INSERTED WHERE INDICATED ON ALL CERTIFICATES REPRESENTING SERIES B NOTES:]

                                                            (REVERSE SIDE)


                      ADELPHIA COMMUNICATIONS CORPORATION

                        9-1/2% SENIOR PAY-IN-KIND NOTES
                       DUE 2004 [, Series A] [, Series B]


1.       INTEREST.

         Adelphia Communications Corporation (the "Company") promises to pay interest on the principal amount of this Note semi-annually on February 15 and August 15 of each year, commencing on August 15, 1994, at the rate of 9-1/2% per annum, except as set forth in paragraph 5 below; provided, however, that through
                                                 --------  -------
and including February 15, 1999, on each Interest Payment Date, the Company may, at its option and in its sole discretion, in lieu of the payment in whole or in part of interest due on this Note, pay interest on this Note through the issuance of Additional Notes in an aggregate principal amount equal to the amount of interest that would be payable with respect to this Note, if such interest were paid in cash. After February 15, 1999 the Company shall pay interest on this Note in cash. The Company shall notify the Trustee in writing of its election to pay interest on this Note through the issuance of Additional Notes not less than 10 nor more than 45 days prior to the record date for the Interest Payment Date on which Additional Notes will be issued. Additional

Notes shall be governed by, and entitled to the benefits of, the Indenture and shall be subject to the terms of the Indenture and shall be subject to the same terms (including the rate of interest from time to time payable thereon) as this Note (except, as the case may be, with respect to the issuance date and aggregate principal amount). Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance.

2.       METHOD OF PAYMENT.

         The Company will pay interest on this Note provided for in paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the February 1 or August 1 next preceding the Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. Except to the extent that interest is paid through the issuance of Additional Notes pursuant to paragraph 1 above, the Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to the Holder's registered address.

3.       PAYING AGENT AND REGISTRAR.

         Initially, Bank of Montreal Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as registrar or co-registrar.

4.       INDENTURE; LIMITATIONS.

         The Company issued this Note under an Indenture dated as of February 22, 1994, as amended, restated or supplemented (the "Indenture") between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code {{ 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this
Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

         The Notes are general unsecured obligations of the Company. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, mergers and sale of assets, the payments of dividends on, or the repurchase of, capital stock and subordinated debt of the Company and certain other restricted payments by the Company and its subsidiaries, certain transactions with, and investments in, its affiliates, and a provision regarding change-of-control transactions.

5.       [IF NOTE IS A SERIES A NOTE, INSERT:  EFFECT OF REGISTRATION ON
INTEREST RATE.

         The Series A Notes will bear interest at a rate of 10% per annum until such date as a registration statement with respect to an offer to exchange the Series A Notes for Series B Notes or a shelf registration statement with respect to the resale of the Series A Notes by the Holders is declared effective by the SEC at and from which date the interest rate payable on the principal amount of the Series A Notes shall decrease to 9.5% per annum.]

         [IF NOTE IS A SERIES B NOTE, INSERT: ACCRUED INTEREST. If this Note was issued pursuant to an effective registration statement for an exchange offer registered under the Securities Act, and was exchanged for a Series A Note of like aggregate amount, accrued interest on the Series A Note so exchanged, up to but not including the issuance date for this Note, will be paid on the first interest payment date for this Note to the Holder of this Note on the first record date with respect to this Note.]

6.       REDEMPTION.

         The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after February 15, 1999 at the following redemption prices (expressed as a percentage of principal amount) if redeemed during the twelve-month period beginning on the dates set forth below:

                February 15, 1999.................  103.56%
                February 15, 2000.................  102.38%
                February 15, 2001.................  101.19%

and from February 15, 2002 and thereafter at 100% of the principal amount, together, in each case, with accrued interest to the Redemption Date. In addition, in the event of a sale by the Company prior to February 15, 1996 of its Capital Stock to a Strategic Equity Investor in a single transaction for an aggregate purchase price equal to or exceeding $100 million, up to a maximum of 33-1/3% of the then outstanding Notes will, at the option of the Company, be redeemable from the net proceeds of such sale (but only to the extent such proceeds consist of cash or readily marketable cash equivalents received in respect of the Company's Capital Stock so sold, in each case net of all commissions, discounts, fees, expenses and taxes incurred in respect thereof) at a redemption price equal to 109.50% of principal amount, together with accrued interest to the Redemption Date.

         In the event of redemption of fewer than all of the Notes, the Trustee shall select by lot or in such manner as it shall deem fair and equitable the Notes to be redeemed. The Notes will be redeemable pursuant to the paragraph above on not less than 30 nor more than 60 days' prior notice and in the case of redemption as a result of the purchase of the Company's Capital Stock by a Strategic Equity Investor as described in the paragraph above given within 30 days after (and not before) such sale. Such notice shall be mailed by first class mail to the Holder's last address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on this Note or any portion thereof called for redemption unless the Company shall fail to redeem such Note or portion thereof.

7.       DENOMINATIONS, TRANSFER, EXCHANGE.

         The Notes are in registered form without coupons. A Holder may register the transfer or exchange of Notes in accordance with the Indenture.
The Registrar may require a Holder, among other things, to furnish appropriate certifications, endorsements, transfer documents or other appropriate documentation and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

8.       PERSONS DEEMED OWNERS.
         The registered Holder of this Note may be treated as the owner of it for all purposes.

9.       UNCLAIMED MONEY.

         If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

10.      AMENDMENT, SUPPLEMENT AND WAIVER.

         Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company or the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

11.      SUCCESSOR ENTITY.

         When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and immediately thereafter no Default exists, the predecessor corporation will be released from those obligations.

12.      DEFAULTS AND REMEDIES.

         An "Event of Default" occurs if:

                (1) the Company defaults in the payment of any principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

                (2) the Company defaults in the payment of any interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days;

                (3) the Company defaults in the observance or performance of any other covenant in the Notes or the Indenture for 60 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding;

                (4) the Company fails to pay when due principal, interest or premium aggregating $10,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary, or any such Indebtedness is accelerated which default shall not be cured or waived or which acceleration shall not be rescinded or annulled, within ten days after written notice to the Company as provided in the Indenture;

                (5) a court of competent jurisdiction enters a final judgment or judgments for the payment of money in excess of $10,000,000 against the Company or any Restricted Subsidiary and such judgment remains undischarged for a period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

                (6) the Company, or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the date of the event described in this clause (6), pursuant to or within the meaning of any Bankruptcy Law:

                     (A)  commences a voluntary case,

                     (B) consents to the entry of an order for relief against it in an involuntary case,

                     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                     (D) makes a general assignment for the benefit of its creditors;

                (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (A) is for relief against the Company, or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree, in an involuntary case,

                     (B) appoints a Custodian of the Company, or any Restricted Subsidiary with liabilities of greater than $10,000,000 under

                GAAP as of the effective date of such order or decree, or for all or substantially all of its property, or

                     (C) orders the liquidation of the Company, or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree, and the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A Default under clauses (3) and (4) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within (a) 60 days after receipt of such notice in the case of a Default under clause (3) and (b) 10 days after receipt of such notice in the case of a Default under clause (4). The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If the Holders of at least 25% in principal amount of the outstanding Notes request the Trustee to give such notice on their behalf, the Trustee shall do so.

         The Trustee may withhold notice to the Holders of the Notes of any Default (except in payment of principal, premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the Holders of the Notes to do so.

         If an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee and the Company may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest, have been cured or waived. In case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization specified in the Indenture, such amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

13.      TRUSTEE DEALINGS WITH THE COMPANY.

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

14.      NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation as more fully described in the Indenture. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

15.      DEFEASANCE AND COVENANT DEFEASANCE.

         The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

16.      ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.      CUSIP NUMBERS.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP Numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: ADELPHIA COMMUNICATIONS CORPORATION, 5 WEST THIRD STREET, P.O. BOX 472, COUDERSPORT, PENNSYLVANIA 16915, ATTENTION: CHIEF FINANCIAL OFFICER.

                                   ASSIGNMENT

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)
_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

_________________________________________________________________

_________________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.


[IF NOTE IS A SERIES A NOTE, INSERT THE FOLLOWING PROVISIONS:

         In connection with any transfer of this Note, each transferor hereof shall certify as follows:

         This is to certify that with respect to the transfer of this Note, and any presentation or surrender of this Note for registration of transfer, or for exchange where the securities issuable upon such exchange are to be registered in a name other than that of the undersigned (each such transaction being a "transfer"), the undersigned certifies that the transfer of this Note complies with the restrictive legend set forth on the face of the Note for the reason checked below:

 [_]     This Note is being transferred to the Company; or

 [_]     this Note is being transferred in compliance with Rule
         144 under the U.S. Securities Act of 1933, as amended
         (the Securities Act"); or

 [_] this Note is being transferred to a qualified institutional buyer in compliance with the exemption provided by Rule 144A under the Securities Act; or

 [_] this Note is being transferred in an offshore transaction in compliance with Regulation S under the Securities Act.

Date:___________         Your Signature:________________________



                                  ______________________________
                                  (Sign exactly as your name
                                  appears on the other side of
                                  this Note)



                           Signature Guarantee: ________________________________